UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under §240.14a-12
Hyperfine, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

351 New Whitfield Street

Guilford, Connecticut 06437

April 7, 2025

To Our Stockholders:

You are cordially invited to attend the 2025 annual meeting of stockholders of Hyperfine, Inc. to be held at 10:00 a.m., Eastern Time, on Monday, May 19, 2025. This will be my fourth year participating in the annual meeting of stockholders and the third since becoming President and Chief Executive Officer in October 2022. I am pleased with the significant progress we have made since last year’s annual meeting, and I am excited about our plans for 2025 that are detailed below.

The Hyperfine team takes great pride in the impact our company has on patients’ lives and we celebrate the many patient stories we receive from the use of our Swoop® systems on a routine basis. Our vision to transform access to magnetic resonance imaging (MRI) for the brain globally with our AI-powered, portable and affordable Swoop® system is more compelling than ever as brain diseases such as stroke and dementia continue to increase and represent a devastating human and economic burden. Healthcare trends in favor of decentralized delivery of care and preventative care are favorable for our business.

Our work since the last annual meeting has been transformational to both the financial profile and our business strategy. We continued to drive top line revenue growth, meaningfully expand gross margins, and further reduce cash burn. We also took steps to strengthen our position as a company completing a reorganization to lower our operating costs and raising $6.0 million through a registered direct offering to extend our cash, which is now expected to enable us to conduct our planned operations until the end of 2026. On the commercial side, in 2024 we built a strong foundation to drive business acceleration in 2025 and beyond with several software launches in the United States and abroad, substantial recognition for our clinical data in stroke and Alzheimer’s at leading medical conferences, and economical expansion into different sites of care and global markets.

In 2025, we expect to continue our steady cadence of innovation, planning to launch two Swoop® system software releases, delivering a step function image quality improvement enabling broader adoption and expanded clinical utility for the Swoop® system. We expect that our commercial growth in 2025 and beyond will be driven by selling into a new market segment, neurology offices, expanding to multiple sites of care inside the hospital, and driving adoption in international markets. Bringing the Swoop® system to neurology offices will allow physicians to obtain diagnostic-quality MR brain images within their offices, providing patients with timely and convenient MRI access. In the hospital, we’re expanding beyond adult and pediatric critical care to emergency departments. And globally, we closed 2024 with a network of 13 distributors spanning European, Middle Eastern, and Asian markets. With the recent CE and UKCA approval for our latest generation software, the Swoop® system is now available in local languages across the major European markets. India represents our next global frontier, with regulatory approval and market entry anticipated by the end of 2025. We expect to exit 2025 with a diversified portfolio of business opportunities driving accelerated growth for Hyperfine. We believe that we have extraordinary opportunities before us and the ability to execute as we advance on our vision to transform access to MRI globally.

This year’s annual meeting will be conducted solely via live audio webcast on the Internet. You will not be able to attend the annual meeting in person. You will be able to attend the annual meeting, vote and submit your questions during the annual meeting by visiting www.virtualshareholdermeeting.com/HYPR2025. We encourage you to vote by proxy soon so that your shares will be represented and voted at the meeting, whether or not you can attend.

Details regarding the meeting, the business to be conducted at the meeting, and information about Hyperfine, Inc. that you should consider when you vote your shares are described in the accompanying proxy statement. At the annual meeting, six persons will be elected to our board of directors. In addition, we will ask stockholders to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025. Our board of directors recommends the approval of each of these proposals. Such other business will be transacted as may properly come before the annual meeting.

Under Securities and Exchange Commission rules that allow companies to furnish proxy materials to stockholders over the Internet, we have elected to deliver our proxy materials to the majority of our stockholders over the Internet. This delivery process allows us to provide stockholders with the information they need, while at the same time conserving natural resources and lowering the cost of delivery. On or about April 8, 2025, we intend to begin sending to our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Availability Notice”) containing instructions on how to access our proxy statement for our 2025 annual meeting of stockholders and our 2024 annual report to stockholders. The Internet Availability Notice also provides instructions on how to vote online or by telephone, how to access the virtual annual meeting, and how to receive a paper copy of the proxy materials by mail.

We hope you will be able to participate in the annual meeting. Whether you plan to join the annual meeting or not, it is important that you cast your vote either virtually at the annual meeting, or by proxy. You may vote over the Internet as well as by telephone or by mail. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether you can attend or not.

Thank you for your continued support of Hyperfine, Inc.

Sincerely,

Maria Sainz
President and Chief Executive Officer

351 New Whitfield Street

Guilford, Connecticut 06437

April 7, 2025

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS

TIME:	10:00 a.m. Eastern Time

DATE:	Monday, May 19, 2025

ACCESS:	This year’s annual meeting will be held virtually via live webcast on the Internet. You will be able to attend the annual meeting, vote and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/HYPR2025 and entering the 16-digit control number included in the Notice of Internet Availability or proxy card that you receive.

PURPOSES:

1.	To elect six directors to serve one-year terms expiring in 2026;

2.	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and

3.	To transact such other business that is properly presented at the annual meeting and any adjournments or postponements thereof.

WHO MAY VOTE:

You may vote if you were the record owner of Hyperfine, Inc. Class A common stock or Class B common stock at the close of business on March 26, 2025. A list of stockholders of record will be available at the annual meeting and, during the 10 days prior to the annual meeting, at our principal executive offices located at 351 New Whitfield Street, Guilford, Connecticut 06437. If you wish to view this list, please contact our Corporate Secretary at Hyperfine, Inc. 351 New Whitfield Street, Guilford, Connecticut 06437, (866) 796-6767. Such list will also be available for examination by the stockholders during the annual meeting at www.virtualshareholdermeeting.com/HYPR2025.

All stockholders are cordially invited to attend the annual meeting. Whether you plan to attend the annual meeting or not, we urge you to vote by following the instructions in the Notice of Internet Availability of Proxy Materials that you previously received and submit your proxy by the Internet, telephone or mail in order to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the annual meeting. If you participate in and vote your shares at the annual meeting, your proxy will not be used.

BY ORDER OF OUR BOARD OF DIRECTORS

Brett Hale
Chief Administrative Officer, Chief Financial Officer, Treasurer and Corporate Secretary

Hyperfine, Inc.

351 New Whitfield Street

Guilford, Connecticut 06437

PROXY STATEMENT FOR THE HYPERFINE, INC.

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 19, 2025

This proxy statement, along with the accompanying notice of 2025 annual meeting of stockholders, contains information about the 2025 annual meeting of stockholders of Hyperfine, Inc., including any adjournments or postponements of the annual meeting. We are holding the annual meeting at 10:00 a.m., Eastern Time, on Monday, May 19, 2025. Since hosting a virtual annual meeting enables greater stockholder attendance and participation from any location around the world, improves meeting efficiency and our ability to communicate effectively with our stockholders, and reduces the cost and environmental impact of our annual meeting, this year’s annual meeting will be conducted solely via live audio webcast on the Internet. You will be able to attend the annual meeting, vote and submit your questions during the annual meeting by visiting www.virtualshareholdermeeting.com/HYPR2025. You will not be able to attend the annual meeting in person.

In this proxy statement, we refer to Hyperfine, Inc. and its wholly-owned subsidiaries as “Hyperfine,” the “Company,” “we” and “us.”

This proxy statement relates to the solicitation of proxies by our board of directors for use at the annual meeting.

On or about April 8, 2025, we intend to begin sending to our stockholders the Important Notice Regarding the Availability of Proxy Materials containing instructions on how to access our proxy statement for our 2025 annual meeting of stockholders and our 2024 annual report to stockholders.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON MAY 19, 2025

This proxy statement, the notice of 2025 annual meeting of stockholders, our form of proxy card and our 2024 annual report to stockholders are available for viewing, printing and downloading at www.proxyvote.com. To view these materials please have your 16-digit control number(s) available that appears on your Internet Availability Notice or proxy card. On this website, you can also elect to receive future distributions of our proxy statements and annual reports to stockholders by electronic delivery.

Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements for the fiscal year ended December 31, 2024, on the website of the Securities and Exchange Commission (the “SEC”) at www.sec.gov, or in the “SEC Filings” section of the “Investors” section of our website at www.hyperfine.io. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, from us by sending a written request to: Hyperfine, Inc., Attn: Investor Relations, 351 New Whitfield Street, Guilford, Connecticut 06437. Exhibits will be provided upon written request and payment of an appropriate processing fee.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement, including the letter to stockholders included at the beginning of this proxy statement, contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements concern, among other things, expectations about the Company’s financial and operating results, the Company’s cash runway, the Company’s commercial plans, the benefits of the Company’s products and services, and the Company’s future performance and its ability to implement its strategy. These statements involve risks, uncertainties and assumptions and are based on the current estimates and assumptions of the management of the Company as of the date of the proxy statement and are subject to uncertainty and changes. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, among others, those set forth under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission, as well as any updates to those risk factors filed from time to time in our periodic and current reports. All information in this proxy statement, including the letter to stockholders, is as of the date of this proxy statement, and the Company undertakes no duty to update this information unless required by law.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why is the Company Soliciting My Proxy?

Our board of directors is soliciting your proxy to vote at the 2025 annual meeting of stockholders to be held virtually, on Monday, May 19, 2025, at 10:00 a.m., Eastern Time, and any adjournments or postponements of the meeting, which we refer to as the annual meeting. This proxy statement, along with the accompanying notice of 2025 annual meeting of stockholders, summarizes the purposes of the meeting and the information you need to know to vote at the annual meeting.

We have made available to you on the Internet or have sent you this proxy statement, the notice of 2025 annual meeting of stockholders, the proxy card and a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 because you owned shares of our Class A common stock or Class B common stock (together, the “common stock”) on the record date. We intend to commence distribution of the Important Notice Regarding the Availability of Proxy Materials, which we refer to throughout this proxy statement as the Internet Availability Notice, and, if applicable, proxy materials to stockholders on or about April 8, 2025.

Why Did I Receive a Notice in the Mail Regarding the Internet Availability of Proxy Materials Instead of a Full Set of Proxy Materials?

As permitted by the rules of the U.S. Securities and Exchange Commission (the “SEC”), we may furnish our proxy materials to our stockholders by providing access to such documents on the Internet, rather than mailing printed copies of these materials to each stockholder. Most stockholders will not receive printed copies of the proxy materials unless they request them. We believe that this process should expedite stockholders’ receipt of proxy materials, lower the costs of the annual meeting and help to conserve natural resources. If you received the Internet Availability Notice by mail or electronically, you will not receive a printed or email copy of the proxy materials, unless you request one by following the instructions included in the Internet Availability Notice. Instead, the Internet Availability Notice instructs you as to how you may access and review all of the proxy materials and submit your proxy on the Internet. If you requested a paper copy of the proxy materials, you may authorize the voting of your shares by following the instructions on the proxy card, in addition to the other methods of voting described in this proxy statement.

Why Are You Holding a Virtual Annual Meeting?

Since hosting a virtual annual meeting enables greater stockholder attendance and participation from any location around the world, improves meeting efficiency and our ability to communicate effectively with our stockholders, and reduces the cost and environmental impact of our annual meeting, this year’s annual meeting will be held in a virtual meeting format only. We have designed our virtual format to enhance, rather than constrain, stockholder access, participation and communication. For example, the virtual format allows stockholders to communicate with us in advance of, and during, the annual meeting so they can ask questions of our board of directors or management, as time permits.

How do I Access the Virtual Annual Meeting?

The live audio webcast of the virtual annual meeting will begin promptly at 10:00 a.m., Eastern Time. Online access to the audio webcast will open 15 minutes prior to the start of the annual meeting to allow time for you to log in and test your device’s audio system. The virtual annual meeting is running the most updated version of the applicable software and plugins. You should ensure you have a strong Internet connection wherever you intend to participate in the annual meeting. You should also allow plenty of time to log in and ensure that you can hear streaming audio prior to the start of the annual meeting.

To be admitted to the virtual annual meeting, you will need to log in at www.virtualshareholdermeeting.com/HYPR2025 using the 16-digit control number found on the Internet

Availability Notice or the proxy card previously mailed or made available to stockholders entitled to vote at the annual meeting.

Will I Be Able to Ask Questions and Have These Questions Answered During the Virtual Annual Meeting?

Stockholders may submit questions for the annual meeting after logging in. If you wish to submit a question, you may do so by logging into the virtual meeting platform at www.virtualshareholdermeeting.com/HYPR2025, typing your question into the ‘‘Ask a Question” field, and clicking ‘‘Submit.” Please submit any questions before the start time of the meeting. Appropriate questions related to the business of the annual meeting (the proposals being voted on) will be answered during the annual meeting, as time permits. Any such questions that cannot be answered during the Annual Meeting due to time constraints will be posted and answered as soon as practical after the annual meeting. Additional information regarding the ability of stockholders to ask questions during the annual meeting, related to rules of conduct and other materials for the annual meeting will be available at www.virtualshareholdermeeting.com/HYPR2025.

What Happens if There Are Technical Difficulties During the Annual Meeting?

Beginning 15 minutes prior to, and during, the annual meeting, we will have technicians ready to assist you with any technical difficulties you may have accessing the virtual annual meeting, voting at the annual meeting or submitting questions at the annual meeting. If you encounter any difficulties accessing the virtual annual meeting during the check-in or meeting time, please call the technical support line available at www.virtualshareholdermeeting.com/HYPR2025.

Who May Vote?

Only stockholders of record at the close of business on March 26, 2025 will be entitled to vote at the annual meeting. As of the close of business on the record date, there were 77,832,318 shares of our common stock outstanding and entitled to vote, including 62,777,030 shares of Class A common stock and 15,055,288 shares of Class B common stock. Our Class A common stock and Class B common stock are our only classes of voting stock.

If on March 26, 2025 your shares of our common stock were registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, then you are a stockholder of record.

If on March 26, 2025 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Internet Availability Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares at the annual meeting unless you request and obtain a valid proxy from your broker or other agent.

You do not need to attend the annual meeting to vote your shares. Shares represented by valid proxies, received in time for the annual meeting and not revoked prior to the annual meeting, will be voted at the annual meeting. For instructions on how to change or revoke your proxy, see “May I Change or Revoke My Proxy?” below.

How Many Votes Do I Have?

Each share of our Class A common stock that you own entitles you to one (1) vote and each share of our Class B common stock that you own entitles you to twenty (20) votes.

How Do I Vote?

Whether you plan to attend the annual meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via the Internet or telephone. You may specify whether your shares should be voted FOR, AGAINST or ABSTAIN for each nominee for director and whether your shares should be voted FOR, AGAINST or ABSTAIN with respect to the other proposal. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with our board of directors’ recommendations as noted below. Voting by proxy will not affect your right to attend the annual meeting.

If your shares are registered directly in your name through our stock transfer agent, Continental Stock Transfer & Trust Company, or you have stock certificates registered in your name, you may vote:

•	By Internet or by telephone. Follow the instructions included in the Internet Availability Notice or, if you received printed materials, in the proxy card to vote over the Internet or by telephone.

•

By mail. If you received a proxy card by mail, you can vote by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with our board of directors’ recommendations as noted below.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day until 11:59 p.m., Eastern Time, on May 18, 2025.

If your shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the annual meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card in order to vote.

How Does Our Board of Directors Recommend that I Vote on the Proposals?

Our board of directors recommends that you vote as follows:

•	“FOR” the election of the nominees for director; and

•	“FOR” the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025.

If any other matter is presented at the annual meeting, your proxy provides that your shares will be voted by the proxy holder listed in the proxy in accordance with the proxy holder’s best judgment. At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at the annual meeting, other than those discussed in this proxy statement.

May I Change or Revoke My Proxy?

If you give us your proxy, you may change or revoke it at any time before the annual meeting. You may change or revoke your proxy in any one of the following ways:

•	if you received a proxy card, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;

•	by re-voting by Internet or by telephone as instructed above;

•	by notifying our Corporate Secretary in writing before the annual meeting that you have revoked your proxy; or

•

by attending the annual meeting and voting at the meeting. Attending the annual meeting will not in and of itself revoke a previously submitted proxy. You must specifically request at the annual meeting that it be revoked.

Your most current vote, whether by telephone, Internet or proxy card is the one that will be counted.

What if I Receive More Than One Internet Availability Notice or Proxy Card?

You may receive more than one Internet Availability Notice or proxy card if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under “How Do I Vote?” for each account to ensure that all of your shares are voted.

Will My Shares be Voted if I Do Not Vote?

If your shares are registered in your name or if you have stock certificates, they will not be counted if you do not vote as described above under “How Do I Vote?” If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above, the bank, broker or other nominee that holds your shares has the authority to vote your unvoted shares only on the ratification of the appointment of our independent registered public accounting firm (Proposal 2 of this proxy statement) without receiving instructions from you. Therefore, we encourage you to provide voting instructions to your bank, broker or other nominee. This ensures your shares will be voted at the annual meeting and in the manner you desire. A “broker non-vote” will occur if your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority.

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Elect Directors	Each of the nominees for director will be elected by the affirmative vote of a majority of the votes cast in favor of or against the election of such nominee. For each nominee, you may vote either FOR, AGAINST or ABSTAIN for such nominee. Abstentions will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of the directors. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 2: Ratify Appointment of Independent Registered Public Accounting Firm	The affirmative vote of a majority of the votes cast affirmatively or negatively for this proposal is required to ratify the appointment of our independent registered public accounting firm. Abstentions will have no effect on the results of this vote. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to appoint our independent registered public accounting firm. However, if our stockholders do not ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025, our audit committee of our board of directors will reconsider its selection.

Our Founder and member of our board of directors, Dr. Rothberg, beneficially owns 100% of our Class B common stock and controls a majority of the voting power of all of our outstanding shares of capital stock. As a result, Dr. Rothberg has the power to elect each of the nominees named in this proxy statement and ratify the appointment of our independent registered public accounting firm.

Where Can I Find the Voting Results of the Annual Meeting?

The preliminary voting results will be announced at the annual meeting, and we will publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the annual meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended Current Report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.

What Are the Costs of Soliciting these Proxies?

We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

What Constitutes a Quorum for the Annual Meeting?

The presence, in person or by proxy, of the holders of a majority in voting power of our common stock issued and outstanding and entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting. Votes of stockholders of record who are present at the annual meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Attending the Annual Meeting

This year, our annual meeting will be held in a virtual meeting format only. To attend the virtual annual meeting, go to www.virtualshareholdermeeting.com/HYPR2025 shortly before the meeting time, and follow the instructions for downloading the webcast. You need not attend the annual meeting in order to vote.

Householding of Annual Disclosure Documents

Some brokers or other nominee record holders may be sending you a single set of our proxy materials if multiple Hyperfine, Inc. stockholders live in your household. This practice, which has been approved by the SEC, is called “householding.” Once you receive notice from your broker or other nominee record holder that it will be “householding” our proxy materials, the practice will continue until you are otherwise notified or until you notify them that you no longer want to participate in the practice. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

We will promptly deliver a separate copy of our Internet Availability Notice or if applicable, our proxy materials to you if you write or call our Corporate Secretary at: Hyperfine, Inc., 351 New Whitfield Street, Guilford, Connecticut 06437 or (866) 796-6767. If you want to receive your own set of our proxy materials in the future or, if you share an address with another stockholder and together both of you would like to receive only a single set of proxy materials, you should contact your broker or other nominee record holder directly or you may contact us at the above address and phone number.

Electronic Delivery of Company Stockholder Communications

Most stockholders can elect to view or receive copies of future proxy materials over the Internet instead of receiving paper copies in the mail.

You can choose this option and save us the cost of producing and mailing these documents by:

•	following the instructions provided on your Internet Availability Notice or proxy card; or

•	following the instructions provided when you vote over the Internet.

Description of the Business Combination Completed in December 2021

On December 22, 2021, HealthCor Catalio Acquisition Corp., a blank check company incorporated as a Cayman Islands exempted company with limited liability (“HealthCor” and after the Business Combination described herein, the “Company”), after domesticating as a Delaware corporation on December 21, 2021, consummated the previously announced business combination (the “Business Combination”) pursuant to the terms of the Business Combination Agreement, dated as of July 7, 2021 (the “Business Combination Agreement”), by and among HealthCor, Optimus Merger Sub I, Inc., a Delaware corporation and wholly owned subsidiary of HealthCor (“Merger Sub I”), Optimus Merger Sub II, Inc., a Delaware corporation and wholly owned subsidiary of HealthCor (“Merger Sub II”), Hyperfine, Inc., a Delaware corporation (“Legacy Hyperfine”), and Liminal Sciences, Inc., a Delaware corporation (“Liminal”). On December 22, 2021, immediately upon the consummation of the Business Combination, and such completion, the “Closing”, Merger Sub I merged with and into Legacy Hyperfine (the “Hyperfine Merger”), with Hyperfine surviving the Hyperfine Merger as a wholly owned subsidiary of HealthCor, and Merger Sub II merged with and into Liminal (the “Liminal Merger”), with Liminal surviving the Liminal Merger as a wholly owned subsidiary of HealthCor. In addition, immediately prior to the Closing, HealthCor issued 12,610,000 shares of Class A common stock at a purchase price of $10.00 per share (the “PIPE Investment”) to certain institutional investors and accredited investors. In connection with the Business Combination, HealthCor changed its name to “Hyperfine, Inc.,” Legacy Hyperfine changed its name to “Hyperfine Operations, Inc.” and Liminal changed its name to “Liminal Operations, Inc.” and subsequently to “Liminal Sciences, Inc.” Following the Closing, our Class A common stock is listed on the Nasdaq Global Market under the symbol “HYPR”. Unless the context requires otherwise, references in this proxy statement to the “Company,” “we,” “us,” and “our” refer to Hyperfine, Inc. and its wholly-owned subsidiaries, including Legacy Hyperfine and Liminal, as the case may be.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 31, 2025 by:

•	each person known to us to be the beneficial owner of more than 5% of our outstanding common stock;

•	each of our executive officers named in the Summary Compensation Table included elsewhere in this proxy statement and each of our directors; and

•	all of our current executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options that are currently exercisable or exercisable within 60 days and restricted stock units that vest within 60 days. Shares of Class A common stock issuable upon exercise of options currently exercisable within 60 days and restricted stock units that vest within 60 days are deemed outstanding solely for purposes of calculating the percentage of total ownership and total voting power of the beneficial owner thereof.

The beneficial ownership of our common stock is based on 62,784,562 shares of our Class A common stock and 15,055,288 shares of our Class B common stock issued and outstanding as of March 31, 2025.

Unless otherwise indicated, we believe that each person named in the table below has sole voting and investment power with respect to all shares of our common stock beneficially owned by them. Unless otherwise indicated, the business address of each of the following entities or individuals is c/o Hyperfine, Inc., 351 New Whitfield Street, Guilford, Connecticut 06437.

Name and Address of Beneficial Owner	Number of Shares of Class A Common Stock	%	Number of Shares Class B Common Stock	%	Voting Power**
Directors and Named Executive Officers:
Jonathan M. Rothberg, Ph.D.(1)	3,187,091	5.1%	15,055,288	100%	84.1%
Maria Sainz(2)	2,593,831	4.1%	—	—	*
Brett Hale(3)	708,333	1.1%	—	—	*
Thomas Teisseyre(4)	789,152	1.3%	—	—	*
R. Scott Huennekens(5)	899,559	1.4%	—	—	*
John Dahldorf(6)	259,431	*	—	—	*
Ruth Fattori(7)	360,322	*	—	—	*
Daniel J. Wolterman(8)	259,431	*	—	—	*
All Current Directors and Executive Officers as a Group (8 Individuals)	9,057,150	14.4%	15,055,288	100%	85.8%
Five Percent Holders:
Jonathan M. Rothberg, Ph.D.(1)	3,187,091	5.1%	15,055,288	100%	84.1%
The Vanguard Group, Inc.(9)	3,175,728	5.1%	—	—	*

*	Indicates beneficial ownership of less than 1%.
**

Percentage of total voting power represents voting power with respect to all shares of Class A common stock and Class B common stock as a single class. Each share of Class B common stock is entitled to 20 votes per share and each share of Class A common stock is entitled to one vote per share.

(1)

Consists of shares of Class A common stock and Class B common stock held by Jonathan M. Rothberg, Ph.D., Dr. Rothberg’s spouse, Dr. Rothberg’s revocable trust, 4C Holdings I, LLC, 4C Holdings V, LLC, 2012 JMR Trust Common, LLC, 23rd Century Capital LLC, JNR TR, LLC, GBR TR, LLC, NVR TR, LLC and EJR TR, LLC, and options to purchase 1,179,845 shares of Class A common stock exercisable within

60 days of March 31, 2025 held by Dr. Rothberg. Dr. Rothberg, the Founder of Legacy Hyperfine and Liminal, is the sole manager of 4C Holdings I, LLC, 4C Holdings V, LLC, 2012 JMR Trust Common, LLC, JNR TR, LLC, GBR TR, LLC, NVR TR, LLC and EJR TR, LLC, and has sole voting and investment control of the Class A common stock and Class B common stock owned by those entities. Dr. Rothberg’s son is the manager of 23rd Century Capital LLC. Dr. Rothberg disclaims beneficial ownership of the securities held by these persons and entities except to the extent of his pecuniary interest therein.
(2)	Consists of 39,425 shares of Class A common stock and options to purchase 2,554,406 shares of Class A common stock exercisable within 60 days of March 31, 2025, held by Ms. Sainz.
(3)	Consists of options to purchase shares of Class A common stock exercisable within 60 days of March 31, 2025 held by Mr. Hale.
(4)

Consists of 67,803 shares of Class A common stock, options to purchase 713,538 shares of Class A common stock exercisable within 60 days of March 31, 2025, and 7,811 shares of Class A common stock issuable upon vesting of RSUs within 60 days of March 31, 2025, held by Dr. Teisseyre.

(5)	Consists of 19,586 shares of Class A common stock and options to purchase 879,973 shares of Class A common stock exercisable within 60 days of March 31, 2025 held by Mr. Huennekens.
(6)	Consists of 19,586 shares of Class A common stock and options to purchase 239,845 shares of Class A common stock exercisable within 60 days of March 31, 2025 held by Mr. Dahldorf.
(7)	Consists of 20,477 shares of Class A common stock and options to purchase 339,845 shares of Class A common stock exercisable within 60 days of March 31, 2025 held by Ms. Fattori.
(8)	Consists of 19,586 shares of Class A common stock and options to purchase 239,845 shares of Class A common stock exercisable within 60 days of March 31, 2025 held by Mr. Wolterman
(9)

Based on Schedule 13G/A filed by The Vanguard Group on February 13, 2024. Consists of 3,175,728 shares of Class A common stock held directly by The Vanguard Group. The business address for the Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

MANAGEMENT AND CORPORATE GOVERNANCE

Board of Directors and Management

Our Certificate of Incorporation, and our bylaws provide that our business is to be managed by or under the direction of our board of directors. Our board of directors currently consists of six members and each of our directors is elected annually.

On March 10, 2025, at the recommendation of the nominating and corporate governance committee, our board of directors voted to nominate Maria Sainz, R. Scott Huennekens, John Dahldorf, Ruth Fattori, Jonathan M. Rothberg, Ph.D., and Daniel J. Wolterman, each currently one of our directors, for election at the 2025 annual meeting of stockholders, to serve until the 2026 annual meeting of stockholders, and until their respective successors have been elected and qualified or subject to their earlier death, resignation, disqualification or removal.

The following table sets forth certain information concerning our executive officers and directors as of March 31, 2025:

Name	Age	Position
Executive Officers:
Maria Sainz	59	President, Chief Executive Officer and Director
Brett Hale	51	Chief Administrative Officer, Chief Financial Officer, Treasurer and Corporate Secretary
Thomas Teisseyre, Ph.D.	41	Chief Operating Officer
Non-Employee Directors:
R. Scott Huennekens	60	Chairperson
Jonathan M. Rothberg, Ph.D.	61	Director
John Dahldorf	68	Director
Ruth Fattori	73	Director
Daniel J. Wolterman	68	Director

Maria Sainz has served as our President and Chief Executive Officer since October 2022 and has served on our board of directors since the closing of the Business Combination in December 2021. Ms. Sainz also serves on the board of directors of Onera Health and as an independent board member of Tissium, a privately-owned medtech company developing biomorphic programmable polymers for tissue reconstruction. Previously, Ms. Sainz served on the board of directors of Shockwave Medical, Inc., Levita Magentics, Avanos Medical, Inc., Atrion Corporation, and Orthofix Medical Inc. Ms. Sainz served as the President and CEO of Aegea Medical, a medical device company in the women’s health space focused on the development of technology for endometrial ablation, from May 2018 through February 2021. Prior to that, she served as the President and CEO of Cardiokinetix Inc., a medical device company, from 2012 until 2017. Ms. Sainz received a Bachelor of Arts in Linguistics from the University Complutense in Madrid, Spain and a Masters in International Business from the American Graduate School of International Management. Ms. Sainz’s qualifications to serve on our board of directors include her knowledge of our business as our President and Chief Executive Officer and her leadership experience in the healthcare industry.

Brett Hale has served as our Chief Administrative Officer since February 2023, our Chief Financial Officer since March 2023, and our Chief Compliance Officer, Treasurer and Corporate Secretary since April 2023. Mr. Hale has over 25 years of experience as a financial professional, more than 20 of which have been in the medical technology industry. From September 2017 to February 2023, Mr. Hale served as Chief Financial Officer of Bigfoot Biomedical, Inc. (acquired by Abbott Laboratories), which develops an integrated decision support solution for insulin requiring diabetes. Prior to that, he served as Chief Financial Officer of Cardiokinetix Inc., a developer of medical technology to treat heart failure, from 2013 to 2017. Prior to joining Cardiokinetix, Mr. Hale served as Chief Financial Officer of Concentric Medical, Inc., which manufactured and marketed minimally invasive devices to remove blood clots causing ischemic stroke, from 2010 through 2012, including through the acquisition of Concentric Medical, Inc. by Stryker Corp. in 2011. He began his career at Guidant Corporation (acquired by Boston Scientific Corporation) in strategic planning, sales finance, financial planning, and internal audit, as well as serving as Assurance Manager at PricewaterhouseCoopers LLP. Mr. Hale holds a B.S. in Accounting and an M.B.A. from Indiana University and was also a Certified Public Accountant.

Thomas Teisseyre, Ph.D. has served as our Chief Operating Officer since July 2023. Prior to that, Dr. Teisseyre served as our Chief Product Officer since the closing of our Business Combination in December 2021 and had served as Chief Product Officer of Hyperfine Operations, Inc. (formerly Hyperfine, Inc.) since June 2021. Prior to joining us, Dr. Teisseyre served as Chief Product Officer at Proximie Ltd., a healthcare technology company, from November 2020 to June 2021. Prior to that, he served in various roles at Verily Life Sciences LLC, a healthcare technology company, from December 2015 to November 2020, including as Head of Surgical and Implantable Devices. Dr. Teisseyre began his career in program and product management at Google X Life Sciences, Abbott Medical Optics (AMO) and OptiMedica (acquired by AMO). Dr. Teisseyre received a Ph.D. in Bioengineering at University of California, Berkeley and University of California, San Francisco, as well as a B.S. in Biomedical Engineering at Georgia Institute of Technology.

Non-Employee Directors

R. Scott Huennekens has served as the Chairperson of our board of directors since the closing of the Business Combination in December 2021 and had served as the Executive Chairman of Legacy Hyperfine’s board of directors since April 2021. From July 2022 to October 2022, Mr. Huennekens also served as our Interim President and Chief Executive Officer. Mr. Huennekens also serves as a member of the board of directors of Envista Holdings Corporation, NeuroPace and QuidelOrtho, and was previously on the board of Acutus Medical, Inc., NuVasive, Inc., REVA Medical, Inc. and ViewRay, Inc. From August 2015 to December 2018, Mr. Huennekens was the President, Chief Executive Officer and Chairman of the board for Verb Surgical. Prior to joining Verb Surgical in 2015, Mr. Huennekens was President, Chief Executive Officer and a board member of Volcano Corporation for 13 years. Mr. Huennekens received a Bachelor of Science degree in Business Administration from the University of Southern California, and a Master of Business Administration degree from Harvard Graduate School of Business. Mr. Huennekens’ qualifications to serve on our board of directors include his extensive executive experience in the biomedical technology industry and his significant corporate governance experience.

Jonathan M. Rothberg, Ph.D. is the Founder of Legacy Hyperfine and Liminal and has served as a member of our board of directors since the closing of the Business Combination in December 2021 and had served on the board of directors of Legacy Hyperfine since 2014 and the board of directors of Liminal since 2018. Dr. Rothberg previously served as Legacy Hyperfine’s Chief Executive Officer from 2014 to 2021. Dr. Rothberg is a scientist and entrepreneur who was awarded the National Medal of Technology and Innovation, the nation’s highest honor for technological achievement, by President Obama for inventing and commercializing high-speed DNA sequencing. Dr. Rothberg is the Founder of the 4Catalyzer medical technology incubator and the Founder and Chairman of its companies: Legacy Hyperfine, Liminal, Quantum-Si Incorporated, Butterfly Network, Inc., identifeye HEALTH Inc. (formerly Tesseract Health, Inc.), Protein Evolution, Inc., and Detect, Inc. (formerly Homodeus Inc.). These companies focus on using inflection points in medicine, such as deep learning, next-generation sequencing, and the silicon supply chain, to address global healthcare challenges. Additionally, Dr. Rothberg serves as an Adjunct Professor of Research of Genetics at Yale School of Medicine. Dr. Rothberg previously founded and served as Chairman, Chief Executive Officer, and Chief Technology Officer of Ion Torrent Systems, Inc. from 2007 to 2010, and founded and served as Chairman and Chief Executive Officer of RainDance Technologies, Inc. from 2004 to 2009. From 1999 to 2007, Dr. Rothberg co-founded and served as Chairman of ClarifI, Inc., and from 1999 to 2006, he founded and served as Chairman, Chief Executive Officer and Chief Technology Officer of 454 Life Sciences Corporation. With 454 Life Sciences, Dr. Rothberg brought to market the first new way to sequence genomes since Sanger and Gilbert won the Nobel Prize for their method in 1980. With 454’s technology, Dr. Rothberg sequenced the first individual human genome, and with Svante

Paabo he initiated the first large-scale effort to sequence ancient DNA (The Neanderthal Genome Project). Prior to 454 Life Sciences, Dr. Rothberg founded and served as Chairman and Chief Executive Officer of CuraGen Corporation from 1993 to 2004. Dr. Rothberg’s contributions to the field of genome sequencing include the first non-bacterial cloning method (cloning by limited dilution) and the first massively parallel DNA sequencing method (parallel sequencing by synthesis on a single substrate), concepts that have formed the basis for all subsequent next generation sequencing technologies. Dr. Rothberg is an Ernst and Young Entrepreneur of the Year, is the recipient of The Wall Street Journal’s First Gold Medal for Innovation, SXSW Best in Show, Nature Methods First Method of the Year Award, the Connecticut Medal of Technology, the DGKL Biochemical Analysis Prize, and an Honorary Doctorate of Science from Mount Sinai. Dr. Rothberg is a member of the National Academy of Engineering, a member of the Connecticut Academy of Science and Engineering, and a trustee of Carnegie Mellon University. Dr. Rothberg serves on the board of directors of Butterfly Network, Inc. (NYSE: BFLY) and Chairman of the board of directors of Quantum-Si Incorporated (Nasdaq: QSI). Dr. Rothberg received his Ph.D., M.Phil. and M.S. in biology from Yale University and his B.S. in chemical engineering from Carnegie Mellon University. Dr. Rothberg’s qualifications to serve on our board of directors include his significant scientific, executive and board leadership experience in the technology industry, as well as his knowledge of our business as the Founder of Legacy Hyperfine and Liminal.

John Dahldorf has served on our board of directors since the closing of the Business Combination in December 2021. Mr. Dahldorf is currently the Chief Financial Officer of Q’Apel Medical Inc., a position he has held since April 2025. Previously, Mr. Dahldorf had served as the Chief Financial Officer of Adagio Medical Inc. from May 2023 through March 2025. Prior to that, Mr. Dahldorf was the Chief Financial Officer of SCN BestCo. from 2017 to March 2023. From 2015 to 2017, Mr. Dahldorf was the Chief Financial Officer of Acutus Medical, Inc. Mr. Dahldorf received a Bachelor of Finance and Master of Business Administration from Western Illinois University. Mr. Dahldorf’s qualifications to serve on our board of directors include his extensive financial and accounting experience.

Ruth Fattori has served on our board of directors since the closing of the Business Combination in December 2021 and had served on the board of directors of Legacy Hyperfine since August 2021. Ms. Fattori currently serves and has served as an independent consultant since January 2019. Previously, Ms. Fattori also served as a Senior Advisor at the Boston Consulting Group supporting their CEO Advisory program and People and Organization Practice. From February 2013 through December 2018, Ms. Fattori served in various roles at PepsiCo, Inc., most recently as Executive Vice President and Chief Human Resources Officer. From 2008 to 2009, she was Executive Vice President and Chief Administrative Officer for MetLife. Earlier, Ms. Fattori was the Executive Vice President and Chief Human Resources Officer at Motorola. Ms. Fattori serves on the board of directors of Quantum-Si Incorporated and identifeye HEALTH Inc. Ms. Fattori received a Bachelor of Science in mechanical engineering from Cornell University. Ms. Fattori’s qualifications to serve on our board of directors include her extensive executive and human resources management experience.

Daniel J. Wolterman has served on our board of directors since the closing of the Business Combination in December 2021. Mr. Wolterman is currently Chief Executive Officer of Wolterman Consulting LLC, a provider of strategic and operational consulting services to healthcare providers and other entities. From January 2018 to May 2019, Mr. Wolterman served as Chief Executive Officer of ColubrisMX, Inc. and X-Cath, Inc., both privately held medical device companies. Mr. Wolterman previously served as President and Chief Executive Officer of Memorial Hermann Health System, the largest not-for-profit health system in Southeast Texas, from 2002 until his retirement from Memorial Hermann in May 2016. Mr. Wolterman has more than 40 years of experience in the healthcare industry and a long history of community involvement. Mr. Wolterman has served as a member of the board of directors of Globus Medical, Inc. since September 2023 and previously served on the board of NuVasive, Inc. from March 2016 until September 2023, when NuVasive, Inc. merged with Globus Medical, Inc. Mr. Wolterman previously served on the board of directors of Invuity, Inc. and Volcano Corporation. In addition, Mr. Wolterman was the 2016 Inductee into the Texas Business Hall of Fame. Mr. Wolterman received a Bachelor of Science degree in business administration and a Master of Business Administration degree from the University of Cincinnati and a Master of Healthcare Administration degree from

Xavier University. Mr. Wolterman’s qualifications to serve on our board of directors include his leadership experience in the healthcare industry.

There are no family relationships between or among any of our directors or executive officers.

There are no legal proceedings to which any of our directors or executive officers is a party adverse to us or any of our subsidiaries or in which any such person has a material interest adverse to us or any of our subsidiaries.

Controlled Company Exemption

Jonathan M. Rothberg, Ph.D. beneficially owns a majority of the voting power of all outstanding shares of our common stock. As a result, we are a “controlled company” within the meaning of the Nasdaq Listing Rules. Under the Nasdaq Listing Rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance standards, including the requirements (1) that a majority of its board of directors consist of independent directors, (2) that its board of directors have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities and (3) that director nominees must either be selected, or recommended for the board’s selection, either by independent directors constituting a majority of the board’s independent directors in a vote in which only independent directors participate, or a nominating and corporate governance committee comprised solely of independent directors with a written charter addressing the committee’s purpose and responsibilities. As a result, you may not have the same protections afforded to stockholders of companies that are subject to all of these corporate governance requirements. If we cease to be a “controlled company” and our shares continue to be listed on The Nasdaq Stock Market (“Nasdaq”), we will be required to comply with these standards and, depending on the board’s independence determination with respect to our then-current directors, we may be required to add additional directors to our board in order to achieve such compliance within the applicable transition periods.

Composition of the Board of Directors

Our business and affairs are managed under the direction of our board of directors. Our board of directors is declassified and the directors will be elected annually.

Independence of the Board of Directors

Nasdaq rules generally require that independent directors must comprise a majority of a listed company’s board of directors. As a controlled company, we are largely exempt from such requirements. Based upon information requested from and provided by each proposed director concerning his or her background, employment and affiliations, including family relationships, we have determined that John Dahldorf, Ruth Fattori and Daniel J. Wolterman, representing three of our directors, are “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of Nasdaq.

Board Committees

The standing committees of our board of directors consist of an audit committee, a compensation committee and a nominating and corporate governance committee. Our board of directors may from time to time establish other committees.

Our chief executive officer and other executive officers will regularly report to the non-executive directors and the audit, the compensation and the nominating and corporate governance committees to ensure effective and efficient oversight of our activities and to assist in proper risk management and the ongoing evaluation of management controls. We believe that the leadership structure of our board of directors will provide appropriate risk oversight of our activities given the controlling interests held by Jonathan M. Rothberg, Ph.D.

Meeting Attendance

During the fiscal year ended December 31, 2024, there were six meetings of our board of directors and the various committees of our board of directors met a total of 12 times. No director attended fewer than 75% of the total number of meetings of the board of directors and of committees of the board of directors on which such director served during the fiscal year ended December 31, 2024. The board of directors has adopted a policy under which each member of the board of directors makes every effort to but is not required to attend each annual meeting of our stockholders.

Audit Committee

Our audit committee met four times during the fiscal year ended December 31, 2024. Our audit committee consists of John Dahldorf, who serves as the chairperson, Ruth Fattori and Daniel J. Wolterman. Each member of the audit committee qualifies as an independent director under the Nasdaq Listing Rules and the independence requirements of Rule 10A-3 under the Securities Exchange Act of 1943, as amended (the “Exchange Act”). Our board of directors has determined that Mr. Dahldorf qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K and possesses financial sophistication, as defined under the rules of Nasdaq.

The purpose of the audit committee is to prepare the audit committee report required by the SEC to be included in our proxy statement and to assist the board of directors in overseeing and monitoring (1) the quality and integrity of the financial statements, (2) compliance with legal and regulatory requirements, (3) our independent registered public accounting firm’s qualifications and independence, and (4) the performance of our independent registered public accounting firm. Please see the report of the audit committee set forth elsewhere in this proxy statement. The responsibilities of the audit committee also include matters relating to our whistleblower policy, approval of related person transactions, and matters relating to cybersecurity risks or exposures.

The board of directors has adopted a written charter for the audit committee which is available on our website at https://hyperfine.io under Investors — Corporate Governance — Documents & Charters.

Compensation Committee

Our compensation committee met four times during the fiscal year ended December 31, 2024. Our compensation committee consists of Ruth Fattori, who serves as the chairperson, and John Dahldorf. Our board of directors has determined that all members of the compensation committee qualify as independent under the definition promulgated by Nasdaq.

The purpose of the compensation committee is to assist the board of directors in discharging its responsibilities relating to (1) setting our compensation program, including recommending to the board of directors the approval of the compensation of our Chief Executive Officer and our directors, and approving the compensation of our other executive officers, (2) administering and monitoring our incentive and equity-based compensation plans and (3) preparing the compensation committee report, if required, in our proxy statement under the rules and regulations of the SEC.

The compensation committee evaluates each executive officer’s performance for the prior year. In connection with the annual review cycle for 2024, Ms. Sainz, our President and Chief Executive Officer, meets with our executive officers to discuss our accomplishments and the individual’s performance and contributions during the prior year. Ms. Sainz also evaluates company performance against corporate goals. This process leads to a recommendation by Ms. Sainz to the compensation committee with respect to each executive officer, other than herself, as to:

•	the achievement of corporate goals and individual performance;

•	the level of contributions made to the general management and leadership of the Company;

•	the appropriateness of salary increases; and

•	the amount of bonuses to be paid, if any.

These recommendations are reviewed and taken into account by the compensation committee, together with the compensation committee’s evaluation of Ms. Sainz’s performance and contributions. The compensation committee then approves the compensation of our executive officers other than our President and Chief Executive Officer, and makes a recommendation regarding the compensation of our President and Chief Executive Officer to the full board of directors, which then approves the compensation of our President and Chief Executive Officer. Ms. Sainz, our President and Chief Executive Officer and a director, is not present when the board of directors discusses and makes decisions about her compensation. The compensation committee also grants equity awards to our executive officers.

The compensation committee may engage compensation consultants to evaluate executive compensation, discuss general compensation trends, provide competitive market practice data, and assist in the design and implementation of certain elements of the executive compensation program.

During the fiscal year ended December 31, 2024, our compensation committee engaged Compensia and Aon’s Human Capital Solutions practice, a division of Aon plc, an independent executive compensation consulting firm (“Aon”), as its independent compensation consultants. The independent compensation consultants report directly to the compensation committee, and the compensation committee has the sole authority to hire, fire and direct the work of the independent compensation consultants. The independent compensation consultants assist the compensation committee in fulfilling its responsibilities under its charter, including advising on proposed compensation packages for executive officers, compensation program design, director compensation and market practices generally.

Although our board of directors and compensation committee consider the advice and recommendations of Compensia, Aon or any other independent compensation consultant that our compensation committee may engage as to our executive or director compensation, our board of directors and compensation committee ultimately make their own decisions about these matters.

Compensia and Aon did not provide any services to us or our compensation committee other than as described above in connection with our executive and director compensation for 2024. The compensation committee has assessed the independence of Compensia and Aon pursuant to SEC rules and concluded that Compensia and Aon’s work for the compensation committee do not raise any conflicts of interest.

The board of directors has adopted a written charter for the compensation committee, which is available on our website at https://hyperfine.io under Investors — Corporate Governance — Documents & Charters.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee met four times during the fiscal year ended December 31, 2024. Our nominating and corporate governance committee consists of Daniel J. Wolterman, who serves as the chairperson and Ruth Fattori. All members of the nominating and corporate governance committee qualify as independent under the definition promulgated by Nasdaq.

The purpose of the nominating and corporate governance committee is to assist the board of directors in discharging its responsibilities relating to (1) identifying individuals qualified to become new board of directors members, consistent with criteria approved by the board of directors, (2) reviewing the qualifications of incumbent directors to determine whether to recommend them for reelection and selecting, or recommending that the board of directors select, the director nominees for the next annual meeting of stockholders, (3) identifying members of the board of directors qualified to fill vacancies on any committee of the board of directors and recommending that the board of directors appoint the identified member or members to the applicable committee, (4) reviewing and recommending to the board of directors corporate governance principles applicable to us, (5) overseeing the evaluation of the board of directors, (6) overseeing the process of succession planning for the Chief Executive Officer and, as warranted, other senior officers of Hyperfine, (7) overseeing the identification and management of material risks relating to artificial intelligence matters, and (8) handling such other matters that are specifically delegated to the committee by the board of directors from time to time.

Generally, our nominating and corporate governance committee considers candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. Once identified, the nominating and corporate governance committee will evaluate a candidate’s qualifications in accordance with our Corporate Governance Guidelines and the “Nominating and Corporate Governance Committee Policy Regarding Qualifications of Directors” appended to our nominating and corporate governance committee charter. Threshold criteria include: experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication and conflicts of interest. Our nominating and corporate governance committee has not adopted a formal diversity policy in connection with the consideration of director nominations or the selection of nominees. However, the nominating and corporate governance committee will consider issues of diversity among its members in identifying and considering nominees for director, and strive where appropriate to achieve a diverse balance of backgrounds, perspectives, experience, age, gender, ethnicity and country of citizenship on our board of directors and its committees.

If a stockholder wishes to propose a candidate for consideration as a nominee for election to our board of directors, it must follow the procedures described in our bylaws, in the “Policy on Stockholder Recommendation of Candidates for Election as Directors” appended to our nominating and corporate governance committee charter, and in “Stockholder Proposals and Nominations for Director” at the end of this proxy statement. Any such recommendation should be made in writing to the nominating and corporate governance committee, care of our Corporate Secretary at our principal executive office and should be accompanied by the following information concerning each recommending stockholder and the beneficial owner, if any, on whose behalf the nomination is made:

•	all information relating to such person that would be required to be disclosed in a proxy statement;

•	certain biographical and share ownership information about the stockholder and any other proponent, including a description of any derivative transactions in the Company’s securities;

•	a description of certain arrangements and understandings between the proposing stockholder and any beneficial owner and any other person in connection with such stockholder nomination; and

•	a statement whether or not either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of voting shares sufficient to carry the proposal.

The recommendation must also be accompanied by the following information concerning the proposed nominee:

•	certain biographical information concerning the proposed nominee;

•	all information concerning the proposed nominee required to be disclosed in solicitations of proxies for election of directors;

•	certain information about any other security holder of the Company who supports the proposed nominee;

•	a description of all relationships between the proposed nominee and the recommending stockholder or any beneficial owner, including any agreements or understandings regarding the nomination; and

•	additional disclosures relating to stockholder nominees for directors, including completed questionnaires and disclosures required by our bylaws.

The board of directors has adopted a written charter for the nominating and corporate governance committee which is available on our website at https://hyperfine.io under Investors — Corporate Governance — Documents & Charters.

Corporate Governance Guidelines

Our board of directors has adopted corporate governance guidelines that serve as a flexible framework within which our board of directors and our committees operate. These guidelines cover a number of areas including board membership criteria and director qualifications, director responsibilities, board agenda, meetings of non-management directors, committee responsibilities and assignments, board member access to management and independent advisors, director communications with third parties, director compensation, director orientation and continuing education, evaluation of our chief executive officer and management succession planning. A copy of our corporate governance guidelines is posted on our website at https://hyperfine.io under Investors — Corporate Governance — Documents & Charters.

Compensation Committee Interlocks and Insider Participation

Our compensation committee has two members, Ruth Fattori, who serves as the chairperson, and John Dahldorf. In 2024, none of our executive officers served on the board of directors or compensation committee of any entity that had one or more executive officers serving as a member of our board of directors or compensation committee. There are no family relationships between or among the members of our board of directors or executive officers.

Board Leadership Structure and Role on Risk Oversight

The positions of our chairperson of the board and chief executive officer are separate. Separating these positions allows our chief executive officer to focus on our day-to-day business, while allowing the chairperson of the board to lead the board of directors in its fundamental roles of setting a company’s overall strategy and providing advice to and independent oversight of management. Our board of directors recognizes the time, effort and energy that the chief executive officer must devote to her position in the current business environment, as well as the commitment required to serve as our chairperson, particularly as the board of directors’ oversight responsibilities continue to grow. Our board of directors also believes that this structure ensures a greater role for the independent directors in the oversight of the company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our board of directors. Our board of directors believes that having separate positions is the appropriate leadership structure for the Company at this time and demonstrates our commitment to good corporate governance. Our board of directors believes its administration of its risk oversight function has not affected its leadership structure.

The board of directors has extensive involvement in the oversight of risk management related to us and our business and will accomplish this oversight through the regular reporting to the board of directors by the audit committee. The audit committee will represent the board of directors by periodically reviewing our accounting, reporting and financial practices, including the integrity of our financial statements, the surveillance of administrative and financial controls and our compliance with legal and regulatory requirements. Through its regular meetings with management, including the finance, legal, internal audit and information technology functions, the audit committee will review and discuss all significant areas of our business and summarize for the board of directors all areas of risk and the appropriate mitigating factors. In addition, the board of directors will receive periodic detailed operating performance reviews from management.
Insider Trading Policy and Policy on Hedging
We have an insider trading policy that, among other things, governs the buying and selling of our securities by all of our personnel, including directors, officers, employees and consultants and certain other covered persons. Our policy is designed to prevent violations of insider trading laws by our personnel and to avoid even the appearance of improper conduct in this regard by our personnel. The policy prohibits covered persons from purchasing, selling, or otherwise disposing of our securities while in possession of material non-public
information (except in limited circumstances, such as pursuant to a previously established trading plan). In addition, the policy generally prohibits all employees (including executives and directors) from engaging in any transaction in which they may profit from short-term speculative swings in the value of our securities, including any of the following activities: (1) trading in our securities on a short-term basis; (3) borrowing or other arrangements involving non-recourse
pledge of securities; (2) transactions in our securities involving straddles, collars or other similar risk reduction or hedging devices; and (4) selling a security future that establishes a position that increases in value as the value of the underlying equity security decreases. The policy includes quarterly and other trading blackouts and sets forth the procedures covered persons must follow before transacting in our securities, including pre-clearance
by our Corporate Secretary of all transactions by executive officers, directors, and certain other covered persons, as well as members of their households. Although we have not adopted an insider trading policy governing the purchase, sale, and/or other disposition of our securities by the Company, as part of the oversight of risk, the board of directors, or one or more of its committees, approves any transaction, plan or arrangement by or with the Company with respect to our securities on a case-by-case
basis, and as part of their procedures to review and approve any such transaction, plan or arrangement, the board of directors or committee consults with legal counsel to ensure compliance with applicable insider trading laws, rules and regulations, and listing standards. A copy of the insider trading policy is filed as an exhibit to our Annual Report on Form
10-K
for the year ended December 31, 2024, as filed with the SEC on March 17, 2025.
Stockholder Communications to the Board of Directors
Generally, stockholders and other constituents who have questions or concerns should contact our Investor Relations group at (866)
796-6767
or investors@hyperfine.io. However, any stockholders who wish to address questions regarding our business directly with the board of directors, or any individual director, should direct his or her questions in writing to the Chairperson of the board of directors at Hyperfine, Inc., 351 New Whitfield Street, Guilford, Connecticut 06437. Communications will be distributed to the board of directors, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Items that are unrelated to the duties and responsibilities of the board of directors may be excluded, such as: junk mail and mass mailings; resumes and other forms of job inquiries; surveys; and solicitations or advertisements. In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, provided that any communication that is filtered out will be made available to any outside director upon request.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION
This section provides an overview of our executive compensation programs, including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below. The number of securities and exercise prices, as applicable, described in this section have been adjusted based on the applicable exchange ratios to reflect the number of securities and exercise prices following the Business Combination and, where applicable, the option repricing effected on October 31, 2022 (the “Option Repricing”). Our named executive officers (“Named Executive Officers” or “NEOs”) are:

•	Maria Sainz, President and Chief Executive Officer,

•	Brett Hale, Chief Administrative Officer, Chief Financial Officer, Treasurer and Corporate Secretary, and

•	Thomas Teisseyre, Ph.D., Chief Operating Officer.
The objective of our compensation program is to provide a total compensation package to each NEO that will enable us to attract, motivate and retain outstanding individuals, align the interests of our executive team with those of our equity holders, encourage individual and collective contributions to the successful execution of our short- and long-term business strategies and reward NEOs for performance.
For 2024 and 2023, the compensation program for the NEOs consisted of a base salary and incentive compensation delivered in the form of cash bonuses and time-based and performance-based stock option and restricted stock unit awards, each as described below:

•
Base Salary
. Base salary is paid to attract and retain qualified talent and is set at a level that is commensurate with the executive’s duties and authorities, contributions, prior experience and sustained performance.

•	Cash Bonuses . Cash bonuses are paid to incentivize the NEOs to achieve annual financial and operating performance metrics. Other than for the CEO, the bonus is approved by the compensation committee.

•
Equity Awards
. Stock option and restricted stock unit awards are made to incentivize and reward long-term gains in shareholder value, with time-based vesting terms up to four years and/or performance vesting terms to ensure retention while rewarding executives for future potential growth.

Summary Compensation Table
The following table shows information concerning the annual compensation for services provided to us by our NEOs for the years ended December 31, 2024 and 2023.

Name and Position	Year	Salary ($)		Bonus ($)		Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)	Total ($)
Maria Sainz, President and Chief Executive Officer	2024	$567,692		$—		$1,435,000	$266,537	$—	$2,269,229
	2023	$550,000		$—		$—	$297,000	$—	$847,000
Brett Hale, Chief Administrative Officer and Chief Financial Officer	2024	$438,846		$—		$500,000	$114,470	$—	$1,053,316
	2023	$367,788	(3)	$100,000	(4)	$1,230,000	$112,479	$—	$1,810,267
Thomas Teisseyre, Ph.D., Chief Operating Officer (5)	2024	$438,846		$—		$500,000	$114,470	$—	$1,053,316
	2023	$410,147		$—		$554,000	$109,092	$—	$1,073,239

(1)
The amount represents the aggregate grant date fair value for option awards computed in accordance with ASC 718. A discussion of our methodology for determining grant date fair value may be found in Note 9 to our audited consolidated financial statements for the year ended December 31, 2024 included in our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 17, 2025.
(2)	Amounts represent annual cash bonuses earned for the applicable fiscal year.
(3)	Mr. Hale began serving as our Chief Administrative Officer and Chief Financial Officer in February 2023 and his salary compensation for 2023 is prorated to reflect his time served during that year.
(4)	In connection with his Offer Letter, Mr. Hale was entitled to a one-time signing bonus of $100,000.
(5)	Dr. Teisseyre began serving as our Chief Operating Officer in July 2023.
Outstanding Equity Awards at 2024 Fiscal
Year-End
The following table shows information regarding outstanding equity awards held by the NEOs as of December 31, 2024. The number of securities and exercise prices, as applicable, described in this section have been adjusted based on the applicable exchange ratios to reflect the number of securities and exercise prices following the Business Combination and the Option Repricing.

	Option Awards						Stock Awards
Name	Option Awards Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units That have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested (1)
Maria Sainz	6/9/2022	85,345	(2)	—	$2.20	6/9/2032	—		$—
	10/31/2022	1,719,791	(3)	1,455,209	$0.91	10/31/2032	—		$—
	3/28/2024	—		1,435,000	$1.00	3/28/2034	—		$—
Brett Hale	2/13/2023	458,333	(4)	541,667	$1.23	2/13/2033	—		$—
	3/28/2024	—		500,000	$1.00	3/28/2034	—		—
Thomas Teisseyre, Ph.D.	2/9/2022	131,250	(5)	18,750	$0.91	1/27/2030	—		$—
	2/9/2022	44,270	(6)	18,230	$0.91	4/14/2031	—		$—
	4/28/2022	25,000	(7)	12,500	$0.91	5/12/2031	—		$—
	12/20/2022	200,000	(8)	200,000	$0.76	12/30/2031	—		$—
	7/24/2023	70,833	(9)	129,167	$2.77	2/7/2032	—		$—
	3/28/2024	—		500,000	$1.00	3/28/2034	—		—
	3/28/2022	—		—	$—	—	9,375	(10)	$8,250
	3/28/2022	—		—	$—	—	9,766	(10)	$8,594
	4/28/2022	—		—	$—	—	5,859	(11)	$5,156

(1)	The market value of the stock awards is based on the closing price of our Class A common stock of $0.88 per share on December 31, 2024.
(2)	Represents the grant of option on June 9, 2022. The shares underlying the option vested in full on June 9, 2023.
(3)
Represents the grant of option on October 31, 2022. The shares underlying the option vested as to 25% of the shares on October 31, 2023, with the remainder vesting in 36 equal monthly installments thereafter, subject to continued service.

(4)
Represents the grant of option on February 13, 2023. The shares underlying the option vested as to 25% of the shares on February 13, 2024, with the remainder vesting in 36 equal monthly installments thereafter, subject to continued service.

(5)
Represents the grant of option on February 9, 2022. The shares underlying the option vested as to 25% of the shares on June 30, 2023, with the remainder vesting in 36 equal monthly installments thereafter, subject to continued service.

(6)
Represents the grant of option on February 9, 2022. The shares underlying the option vested as to 25% of the shares on February 9, 2023, with the remainder vesting in 36 equal monthly installments thereafter, subject to continued service.

(7)
Represents the grant of option on April 28, 2022. The shares underlying the option vested as to 25% of the shares on April 28, 2023, with the remainder vesting in 36 equal monthly installments thereafter, subject to continued service.

(8)
Represents the grant of option on December 20, 2022. The shares underlying the option vested as to 25% of the shares on December 20, 2023, with the remainder vesting in 36 equal monthly installments thereafter, subject to continued service.

(9)
Represents the grant of option on July 24, 2023. The shares underlying the option vested as to 25% of the shares on July 24, 2024, with the remainder vesting in 36 equal monthly installments thereafter, subject to continued service.

(10)
Represents the grant of RSUs on March 28, 2022. The RSUs vested as to 25% on March 28, 2023, and the remainder in equal quarterly installments at the mid-point of each calendar quarter over three years beginning on May 15, 2023, subject to continued service.

(11)
Represents the grant of RSUs on April 28, 2022. The RSUs vested as to 25% on April 28, 2023, and the remainder in equal quarterly installments at the mid-point of each calendar quarter over three years beginning on May 15, 2023, subject to continued service.

Employment Arrangements
We entered into an Offer Letter of Employment with Ms. Sainz as our President and Chief Executive Officer, an Offer Letter of Employment with Mr. Hale as our Chief Administrative Officer and Chief Financial Officer, and an Offer Letter of Employment with Dr. Teisseyre as our Chief Operating Officer. In addition, each named executive officer has entered into a confidentiality agreement obligating the officer to refrain from disclosing any of our proprietary information received during the course of employment.
Maria Sainz
We entered into an Offer Letter of Employment with Ms. Sainz dated as of October 4, 2022, effective as of October 24, 2022. Pursuant to the terms of her Offer Letter, Mr. Sainz’s initial annual base salary was $550,000. In March 2024, the board of directors approved an increase in Ms. Sainz’s annual base salary to $573,000, effective as March 17, 2024. In February 2025, the board of directors approved an increase in Ms. Sainz’s annual base salary to $585,000, effective as March 16, 2025. Ms. Sainz is eligible to receive an annual discretionary bonus with a target of 90% of her base salary. Ms. Sainz was entitled to receive a one-time
sign-on
bonus in the amount of $125,000, of which $62,500 was paid in November 2022 and $62,500 was paid in May 2023, which was recoverable in full by us in the event that Ms. Sainz voluntarily terminated her employment with us or was terminated for “cause” (as defined in the Hyperfine, Inc. Executive Severance Plan, as amended (the “Severance Plan”)) prior to the 12 month anniversary of the commencement of her employment. The Offer Letter further provides that Ms. Sainz would receive an award of stock options to purchase 3,175,000 shares of Class A common stock, which she was granted effective October 31, 2022, with 25% of the stock options to vest on the last day of the calendar month that includes the one year anniversary of her appointment date, and 2.08% at the end of each month thereafter, subject to Ms. Sainz’s continued service to the Company through the applicable vesting dates.
Brett Hale
We entered into an Offer Letter of Employment with Mr. Hale on February 2, 2023, effective as of February 13, 2023. Pursuant to the terms of his Offer Letter, Mr. Hale’s initial annual base salary is $425,000. In February 2024, the board of directors approved an increase in Mr. Hale’s annual base salary to $443,000, effective as of March 17, 2024. In February 2025, the board of directors approved an increase in Mr. Hale’s annual base salary to $451,860, effective as of March 16, 2025. Mr. Hale is eligible to receive an annual discretionary bonus with a target of 50% of his annual base salary. Mr. Hale was entitled to receive a one-time
sign-on
bonus of $100,000, of which $50,000 was paid in March 2023 and $50,000 was paid in August 2023, which is recoverable in full by us in the event that Mr. Hale voluntarily terminates his employment with us or is terminated for “cause” (as defined in the Severance Plan) prior to the 18 month anniversary of the commencement of his employment. The Offer Letter further provides that Mr. Hale would receive an award of stock options to purchase 1,000,000 shares of Class A common stock, which he was granted effective February 13, 2023, with 25% of the stock options to vest at the mid-point
of the calendar quarter that includes the one year anniversary of his appointment date, and 2.083% at the end of each month thereafter, subject to Mr. Hale’s continued service to the Company through the applicable vesting dates. These stock options were granted as an “inducement” award under Nasdaq Listing Rule 5635(c)(4).
Thomas Teisseyre, Ph.D.
We entered into an Offer Letter of Employment with Dr. Teisseyre on July 17, 2023, effective as of July 24, 2023. Pursuant to the terms of his Offer Letter, Dr. Teisseyre’s initial annual base salary is $425,000. In February 2024, the board of directors approved an increase in Dr. Teisseyre’s annual base salary to $443,000, effective as of March 17, 2024. In February 2025, the board of directors approved an increase in Dr. Teisseyre’s annual base salary to $451,860, effective as of March 16, 2025. Dr. Teisseyre is eligible to receive an annual discretionary bonus with a target of 50% of his annual base salary. The Offer Letter further provides that Dr. Teisseyre would receive an award of stock options to purchase 200,000 shares of Class A common stock, which he was granted effective July 24, 2023, with 25% of the stock options to vest on the last day of the calendar month that includes the one year anniversary of his appointment date, and 2.083% at the end of each month thereafter, subject to Dr. Teisseyre’s continued service to the Company through the applicable vesting dates.
Employee Benefits
Our NEOs participate in employee benefit programs available to our employees generally, including a tax-qualified
401(k) plan. We did not maintain any executive-specific benefit or perquisite programs in 2022 or 2021.
Severance Plan
On December 22, 2021, the board of directors adopted the Hyperfine, Inc. Executive Severance Plan (the “Severance Plan”), which was amended on October 3, 2022, November 22, 2022, December 5, 2022, February 3, 2023 and July 24, 2023. Participants currently listed in the Severance Plan include Maria Sainz, our President and Chief Executive Officer; Brett Hale, our Chief Administrative Officer, Chief Financial Officer, Treasurer and Corporate Secretary; and; Tom Teisseyre, our Chief Operating Officer.
Under the Severance Plan, if we terminate a participant’s employment without cause (as defined in the Severance Plan) at any time other than during the twelve (12) month period following a change in control (as such term is defined in the Severance Plan) (the “Change in Control Period”), then the participant is eligible to receive the following benefits:

•	Severance payable in the form of salary continuation or a lump sum payment. The severance amount is equal to participant’s then-current base salary times a multiplier included in the Severance Plan.

•	We will pay for company contribution for continuation coverage under COBRA during the severance period.
Under the Severance Plan, if we terminate a participant’s employment without cause or a participant resigns for good reason, during the Change in Control Period, then the participant is eligible to receive the following benefits:

•
Severance payable in a single lump sum. The severance amount is equal to participant’s then-current base salary and then-current target annual bonus opportunity, times a change in control multiplier included in the Severance Plan.

•	We will pay for company contribution for continuation coverage under COBRA during the severance period.

•
Any outstanding unvested equity awards held by the participant under any then-current outstanding equity incentive plan(s) will become fully vested as of the date the termination of such participant’s employment becomes effective.

A participant’s rights to any severance benefits under the Severance Plan are conditioned upon the participant executing and not revoking a valid separation and general release of claims agreement in a form provided by us.
Policies and Practices Related to the Grant of Certain Equity Awards
Our equity awards, including stock options, are granted in connection with our yearly compensation cycle and regularly scheduled meetings of the compensation committee. Typically, our practice is to make annual award grants at the end of the first quarter of each fiscal year. Our policy is to not grant stock options or similar awards in anticipation of the release of material non-public
information and to not time the release of material
non-public
information based on equity award grant date, but some option grants may be granted close in time to the release of material non-public
information to the extent those options are being granted upon hiring of new executive officers or in connection with annual grants being made as part of our director compensation policy. During the year ended December 31, 2024, we did not time the disclosure of material non-public
information for the purpose of affecting the value of executive compensation, and none of our named executive officers were awarded options with an effective grant date during any period beginning four business days before the filing or furnishing of a Form
10-Q,
Form
10-K,
or Form
8-K
that disclosed material
non-public
information, and ending one business day after the filing or furnishing of such reports.

Director Compensation

The following table shows the total compensation paid or accrued during the fiscal year ended December 31, 2024 to each of our non-employee directors. Directors who are employed by us are not compensated for their service on our board of directors.

Name	Fees Earned or Paid in Cash ($)	Option Awards (1)($)	Total ($)
Jonathan M. Rothberg, Ph.D	$50,000	$68,904	$118,904
John Dahldorf	$77,500	$68,904	$146,404
Ruth Fattori	$80,000	$68,904	$148,904
R. Scott Huennekens	$90,000	$68,904	$158,904
Daniel J. Wolterman	$70,000	$68,904	$138,904

(1)

The amount represents the aggregate grant date fair value for option awards computed in accordance with ASC 718. A discussion of our methodology for determining grant date fair value may be found in Note 9 to our audited combined and consolidated financial statements for the year ended December 31, 2024 included in our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 17, 2025. Each non-employee director received an annual grant of non-qualified stock options to purchase 79,200 shares of Class A common stock effective as of June 12, 2024, at an exercise price equal to $0.87 per share.

The following table shows the aggregate number of shares subject to options held by each of our non-employee directors as of December 31, 2024:

Name	Number of Stock Options Held at Fiscal Year-End
R. Scott Huennekens	1,463,731
Jonathan M. Rothberg, Ph.D	1,259,045
John Dahldorf	361,545
Ruth Fattori	461,545
Daniel J. Wolterman	361,545

Director Compensation Policy

On December 22, 2021, we adopted a nonemployee director compensation policy, which was amended on June 8, 2023 and April 1, 2024. Pursuant to the policy, the annual retainer for non-employee directors is $50,000 and the Chairperson of the board of directors receives an additional retainer in the amount of $40,000. Annual retainers for committee membership are as follows:

Position	Retainer
Audit committee chairperson	$20,000
Audit committee member	$10,000
Compensation committee chairperson	$15,000
Compensation committee member	$7,500
Nominating and corporate governance committee chairperson	$10,000
Nominating and corporate governance committee member	$5,000

These fees are payable in arrears in quarterly installments as soon as practicable following the last business day of each fiscal quarter, provided that the amount of such payment will be prorated for any portion of such quarter that a director is not serving on our board of directors, on such committee or in such position. Non-employee directors are also reimbursed for reasonable out-of-pocket business expenses incurred in connection with attending meetings of the board and any committee of the board on which they serve and in connection with other business related to the board. Directors may also be reimbursed for reasonable out-of-pocket business expenses in accordance with our travel and other expense policies, as may be in effect from time to time.

In addition, we grant to new non-employee directors upon their initial election to our board of directors (including any non-employee director whose election to our board of directors was approved at the special meeting of stockholders held on December 21, 2021) a number of RSUs (each RSU relating to one share of our Class A common stock) or other equity award, as determined by the board of directors, on the first business day after the date that the non-employee director is first appointed or elected to the board. Each of these grants shall vest in equal annual installments over three years from the date of the grant, subject to the non-employee director’s continued service as a director on the applicable vesting dates.

Further, in connection with each of our annual meetings of stockholders, each non-employee director automatically receives a non-qualified stock option to purchase 79,200 shares of our Class A common stock, each year beginning in 2024 on the first business day after our annual meeting of stockholders. Each of these options has a term of 10 years from the date of the award and vests at the end of the period beginning on the date of each regular annual meeting of stockholders and ending on the date of the next regular annual meeting of stockholders, subject to the non-employee director’s continued service as a director through the applicable vesting dates.

For the stock options to be granted to the non-employee directors on the first business day after this annual meeting of stockholders to be held on May 19, 2025, R. Scott Huennekens and Jonathan M. Rothberg, Ph.D. have agreed to waive such grants.

Consulting Agreement with R. Scott Huennekens

Legacy Hyperfine entered into a Consulting Agreement with R. Scott Huennekens on April 25, 2021 to provide consulting services to Legacy Hyperfine as the Executive Chairman of Legacy Hyperfine’s board of directors. Pursuant to the terms of the Consulting Agreement, Mr. Huennekens was paid $10,000 per month. In addition, Mr. Huennekens was granted 712,312 stock options with an exercise price of $3.27 per share, with 25% of the award to vested on June 30, 2022, and the remainder of the options vesting in equal monthly installments over the following 36 months, subject to Mr. Huennekens’ continued service on each vesting date. The exercise price of these stock options was reduced to $0.91 per share in connection with the Option Repricing. Mr. Huennekens was also granted 237,437 performance-based stock options with an exercise price of $3.27 per share, which options vest upon the first to occur of: (1) the completion of a SPAC transaction within two years of Mr. Huennekens’ start date and our common stock achieving a closing price per share of $15.00 or more for at least 20 out of 30 consecutive trading days within three years of the closing of the SPAC transaction; (2) the completion of an initial public offering within two years of Mr. Huennekens’ start date and our common stock achieving a closing price per share that equals or exceeds 1.5 times $3.92 (as adjusted) within three years of the closing of the initial public offering; or (3) the closing of a private financing round within three years of Mr. Huennekens’ start date in which $50 million or more is raised and our stock price per share equals or exceeds 1.5 times $3.92 (as adjusted). The exercise price of these stock options was reduced to $0.91 per share in connection with the Option Repricing. These options were cancelled as of December 22, 2024. In addition, Mr. Huennekens was granted 237,437 performance-based stock options with an exercise price of $3.27 per share, which options vest upon the first to occur of: (1) the completion of a SPAC transaction within two years of Mr. Huennekens’ start date and our common stock achieving a closing price per share of $30.00 or more for at least 20 out of 30 consecutive trading days within four years of the closing of the SPAC transaction; (2) the completion of an initial public offering within two years of Mr. Huennekens’ start date and our common stock achieving a closing price per share that equals or exceeds 3.0 times $3.92 (as adjusted) within four years of the closing of the initial public offering; or (3) the closing of a private financing round within four years of Mr. Huennekens’ start date in which $50 million or more is raised and our stock price per share equals or exceeds

3.0 times $3.92 (as adjusted). On June 9, 2023, this stock option was cancelled, and Mr. Huennekens was granted a new stock option to purchase 237,437 shares with an exercise price of $1.97 per share, which shall fully vest on June 9, 2028, subject to Mr. Huennekens’ continued service through the vesting date. On July 8, 2022, we terminated the Consulting Agreement.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain aggregate information with respect to all of our equity compensation plans in effect as of December 31, 2024.

	(a)		(b)		(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	17,535,438	(1)	$1.34	(2)	4,761,687	(3)
Equity compensation plans not approved by security holders	1,000,000	(4)	$1.23		—
Total	18,535,438		$1.33		4,761,687	(5)

(1)

Consists of shares underlying options and RSUs outstanding under the Legacy Hyperfine 2014 Employee, Director and Consultant Equity Incentive Plan, as amended (the “Legacy Hyperfine Plan”), the Liminal 2021 Employee, Director and Consultant Equity Incentive Plan, as amended (the “Liminal Plan”), and the Company’s 2021 Equity Incentive Plan (the “2021 Plan”).

(2)	Consists of the weighted-average exercise price of stock options outstanding on December 31, 2024.
(3)

Consists of shares that remained available for future issuance under the 2021 Plan as of December 31, 2024. No shares remained available for future issuance under the Legacy Hyperfine Plan or the Liminal Plan as of December 31, 2024.

(4)

Consists of shares of common stock available for issuance upon the exercise of non-qualified stock options granted to Mr. Hale on February 13, 2023 in connection with the commencement of his employment with us. These awards were granted as an inducement award material to Mr. Hale entering into employment with us pursuant to Nasdaq Rule 5635(c)(4).

(5)

The 2021 Plan has an evergreen provision that allows for an annual increase in the number of shares available for issuance under the 2021 Plan to be added on the first day of each fiscal year, beginning in fiscal year 2022 and ending on the second day of fiscal year 2031. The evergreen provides for an automatic increase in the number of shares available for issuance equal to the lesser of (i) 4% of the number of outstanding shares of common stock on such date and (ii) an amount determined by the plan administrator. This total does not reflect the automatic increase in the number of shares available for issuance under the 2021 Plan that was effective on January 1, 2025 pursuant the evergreen provision.

REPORT OF AUDIT COMMITTEE

The audit committee of our board of directors, which consists entirely of directors who meet the independence and experience requirements of Nasdaq, has furnished the following report:

The audit committee assists our board of directors in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This committee’s role and responsibilities are set forth in our charter adopted by our board of directors, which is available on our website at www.hyperfine.io. This committee reviews and reassesses our charter annually and recommends any changes to our board of directors for approval. The audit committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of Grant Thornton LLP our independent registered public accounting firm for the year ended December 31, 2024. In fulfilling its responsibilities for the financial statements for fiscal year ended December 31, 2024, the audit committee took the following actions:

•

Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2024 with management and Grant Thornton LLP, our independent registered public accounting firm for the fiscal year ended December 31, 2024;

•	Discussed with Grant Thornton LLP the matters required to be discussed in accordance with Auditing Standard No. 1301- Communications with Audit Committees; and

•

Received written disclosures and the letter from Grant Thornton LLP regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton LLP’s communications with the audit committee and the audit committee further discussed with Grant Thornton LLP their independence. The audit committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the audit committee’s review of the audited financial statements and discussions with management and Grant Thornton LLP, the audit committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for filing with the SEC.

Members of the Hyperfine, Inc. Audit Committee

John Dahldorf (Chair)
Ruth Fattori
Daniel J. Wolterman

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Legacy Hyperfine and Liminal

Lease Arrangements

We occupy office space at 351 New Whitfield Street, Guilford, Connecticut, and had occupied office space at 3000 El Camino Real, Suite 100, Palo Alto, California. The office space at 351 New Whitfield Street, Guilford, Connecticut is leased from an unrelated landlord by 4Catalyzer Corporation (“4Catalyzer”). 4Catalyzer subleases space to us at 351 New Whitfield Street, where we occupy such portions of the space as 4Catalyzer may designate from time to time on a month-to-month basis, and we pay our pro rata share of expenses paid by 4Catalyzer for such space under the master lease. The office space at 3000 El Camino Real was leased from an unrelated landlord by 4Catalyzer. In connection with the Business Combination Agreement, 4Catalyzer granted us a license to use such portions of the office space at 3000 El Camino Real as 4Catalyzer may designate from time to time. As of May 2023, 4Catalyzer’s lease ended at the office space at 3000 El Camino Real and we entered into a direct lease with the landlord. Under these agreements, we paid an aggregate amount of approximately $509,000 and $399,000 in rent for the years ended December 31, 2024 and 2023, respectively.

Master Services Agreement

Legacy Hyperfine entered into a Master Services Agreement (the “Master Services Agreement”) with 4Catalyzer effective as of July 7, 2021 pursuant to which Hyperfine may engage 4Catalyzer to provide services such as general administration, facilities, information technology, financing, legal, human resources and other services, through future statements of work and under terms and conditions to be determined by the parties with respect to any services to be provided. The Company paid an aggregate of $132,000 and $178,000 during the years ended December 31, 2024 and 2023, respectively, under the Master Services Agreement.

Technology and Services Exchange Agreement

Legacy Hyperfine and Liminal have entered into Technology and Services Exchange Agreements (each, a “TSEA” and collectively, the “TSEA”) with other participant companies controlled by the Rothbergs. A TSEA by and among Butterfly Network, Inc., AI Therapeutics, Inc., Quantum-Si Incorporated, 4Bionics, identifeye Health Inc. (f/k/a Tesseract Health, Inc.), Detect, Inc. (f/k/a Homodeus Inc.), Legacy Hyperfine and Liminal was signed in November 2020; a TSEA by and among Quantum-Si Incorporated, AI Therapeutics, Inc., 4Bionics, identifeye Health Inc., Detect, Inc., Legacy Hyperfine and Liminal was signed in February 2021 (and which Protein Evolution, Inc. joined in August 2021); and a TSEA by and among Legacy Hyperfine, Liminal, AI Therapeutics, Inc., identifeye Health Inc. and Detect, Inc. was signed in July 2021 and became effective upon the Closing. Under the TSEA, Legacy Hyperfine, Liminal and the other participant companies may, in their discretion, permit the use of non-core technologies, which include any technologies, information or equipment owned or otherwise controlled by the participant company that are not specifically related to the core business area of the participant, such as software, hardware, electronics, fabrication and supplier information, vendor lists and contractor lists, by other participant companies. The TSEA provides that ownership of each non-core technology shared by Legacy Hyperfine, Liminal or another participant company will remain with the company that originally shared the non-core technology. In addition, any participant company (including Legacy Hyperfine and Liminal) may, in its discretion, permit its personnel to be engaged by another participant company to perform professional, technical or consulting services for such participant. Unless otherwise agreed to by Legacy Hyperfine, Liminal and the other participant company, all rights, title and interest in and to any inventions, works-of-authorship, idea, data or know-how invented, made, created or developed by the personnel (employees, contractors or consultants) in the course of conducting services for a participant company (“Created IP”) will be owned by the participant company for which the work was performed, and the recipient participant company grants to the party that had its personnel provide the services that resulted in the creation of the Created IP a royalty-free, perpetual, limited, worldwide, non-exclusive, sub-licensable (and with respect to software, sub-licensable in object code only) license to utilize the Created IP only in the core business field of the originating participant company, including a license to create and use derivative works based on the Created IP in the originating participant’s core business field, subject to any agreed upon restrictions. Fees or other compensation payable for services or use of technology under the TSEA will be determined at fair market value and set forth in one or more written work orders to be entered into between the applicable participant companies.

Amended and Restated Registration Rights Agreement

At the Closing of the Business Combination, the Company, the Sponsor, certain affiliates of the Sponsor, certain stockholders of Legacy Hyperfine, and certain stockholders of Liminal entered into the Amended and Restated Registration Rights Agreement, pursuant to which, among other things, the parties to the Amended and Restated Registration Rights Agreement agreed, subject to certain exceptions, not to effect any sale or distribution of any equity securities of the Company held by any of them during the lock-up period described therein and were granted certain registration rights with respect to their respective shares of the Company’s common stock, in each case, on the terms and subject to the conditions therein.

Indemnification Agreements with Officers and Directors and Directors’ and Officers’ Liability Insurance

We have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements and our Bylaws require that we indemnify our directors to the fullest extent not prohibited by Delaware law. Subject to certain limitations, the indemnification agreements and the Bylaws also require us to advance expenses incurred by our directors and officers. We also maintain a general liability insurance policy, which covers certain liabilities of its directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

Policies and Procedures for Related Party Transactions

We have adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions.

A “Related Person Transaction” is a transaction, arrangement or relationship in which the Company or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds the lesser of (i) $120,000, and (ii) one percent of the average of the Company’s total assets at year end for the last two completed fiscal years, and in which any related person had, has or will have a direct or indirect material interest. Transactions involving compensation for services provided to the Company or any of its subsidiaries as an employee, consultant or director will not be considered related person transactions under this policy. A “Related Person” is:

•	any person who is or was an executive officer, director, or director nominee of the Company at any time since the beginning of the Company’s last fiscal year;

•	a person who is or was an Immediate Family Member (as defined below) of an executive officer, director, director nominee at any time since the beginning of the Company’s last fiscal year;

•	any person who, at the time of the occurrence or existence of the transaction, is the beneficial owner of more than 5% of any class of the Company’s voting securities (a “Significant Stockholder”); or

•	any person who, at the time of the occurrence or existence of the transaction, is an Immediate Family Member of a Significant Stockholder of the Company.

An “Immediate Family Member” of a person is any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of such person, or any other person sharing the household of such person, other than a tenant or employee.

The Company has implemented policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to its charter, the audit committee has the responsibility to review related party transactions.

Under the related person transaction policy, any related person transaction will be reviewed and approved by the audit committee prior to effectiveness or consummation of the transaction, whenever practicable, and if advance approval is not practicable under the circumstances, ratified by the audit committee at its next meeting. Alternatively, a related person transaction arising in the time period between meetings of the audit committee may be presented to the chairperson of the audit committee, who shall review and may approve the related person transaction, subject to ratification by the audit committee at the next meeting of the audit committee.

To identify related person transactions in advance, we expect to rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related person transactions, our audit committee is expected to take into account the relevant available facts and circumstances, which may include, but are not limited to:

•	the related person’s interest in the transaction;

•	the approximate dollar value of the amount involved in the transaction;

•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of business of the Company;

•	whether the transaction with the related person is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to the Company of, the transaction; and

•

any other information regarding the transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The audit committee will approve only those transactions that it determines are fair to the Company and in the Company’s best interests.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

On March 10, 2025, our board of directors nominated R. Scott Huennekens, Maria Sainz, John Dahldorf, Ruth Fattori, Jonathan M. Rothberg, Ph.D. and Daniel J. Wolterman for election at the annual meeting. If they are elected, they will serve on our board of directors until the 2026 annual meeting of stockholders and until their respective successors have been elected and qualified.

Unless authority to vote for any of these nominees is withheld, the shares represented by the enclosed proxy will be voted FOR the election of R. Scott Huennekens, Maria Sainz, John Dahldorf, Ruth Fattori, Jonathan M. Rothberg, Ph.D. and Daniel J. Wolterman as directors. In the event that any nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as our board of directors may recommend in that nominee’s place. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.

The affirmative vote of a majority of the votes cast in favor of or against the election of each nominee is required to elect each nominee as a director.

OUR BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF R. SCOTT HUENNEKENS, MARIA SAINZ, JOHN DAHLDORF, RUTH FATTORI, JONATHAN M. ROTHBERG, PH.D. AND DANIEL J. WOLTERMAN AS DIRECTORS, AND PROXIES SOLICITED BY OUR BOARD OF DIRECTORS WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has appointed Grant Thornton LLP as our independent registered public accounting firm, to audit our financial statements for the year ending December 31, 2025. Grant Thornton LLP has audited our consolidated financial statements since 2023. Our board of directors proposes that the stockholders ratify this appointment. We expect that representatives of Grant Thornton LLP will be present at the annual meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

Stockholder ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2025 is not required by law, the Nasdaq Listing Rules, our Amended and Restated Certificate of Incorporation, as amended, or our Amended and Restated Bylaws. However, our Board is submitting the selection of Grant Thornton LLP to our stockholders for ratification as a matter of good corporate governance and practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain Grant Thornton LLP. Even if the selection is ratified, we may appoint a different independent registered public accounting firm during the year if the Audit Committee determines that such a change would be in the best interests of our Company and our stockholders.

The following table presents fees for professional audit services rendered by Grant Thornton LLP for the audit of our annual financial statements for the years ended December 31, 2024 and 2023, and fees billed for other services rendered by Grant Thornton LLP during those periods ($ amounts in thousands).

	2024	2023
Audit Fees (1)	$491	$442
Audit-Related Fees (2)	$105	$95
Tax Fees (2)	—	—
All Other Fees (2)	—	—

Total	$596	$537

(1)

Audit fees consisted of audit work performed in the preparation of financial statements and services in connection with our periodic and current SEC filings and registration statements, as well as work generally only the independent registered public accounting firm can reasonably be expected to provide, such as the provision of consents in connection with the filing of registration statements and related amendments, as well as other filings.

(2)

Grant Thornton LLP did not provide any products and services not disclosed in the table above during the fiscal year ended December 31, 2024 or 2023. As a result, there were no other fees billed or paid during this fiscal year.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Public Accountant

Consistent with SEC policies regarding auditor independence, the audit committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the audit committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm.

Prior to engagement of an independent registered public accounting firm for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the audit committee for approval.

1. Audit services include audit work performed in the preparation of financial statements, as well as work that generally only an independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

2. Audit-Related services are for assurance and related services that are traditionally performed by an independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3. Tax services include all services performed by an independent registered public accounting firm’s tax personnel except those services specifically related to the audit of the financial statements, and include fees in the areas of tax compliance, tax planning, and tax advice.

4. Other Fees are those associated with services not captured in the other categories. We generally do not request such services from our independent registered public accounting firm.

Prior to engagement, the audit committee pre-approves these services by category of service. The fees are budgeted and the audit committee requires our independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage our independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the audit committee requires specific pre-approval before engaging our independent registered public accounting firm.

The audit committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the audit committee at its next scheduled meeting.

In the event the stockholders do not ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm, the audit committee will reconsider its appointment.

The affirmative vote of a majority of the votes cast affirmatively or negatively for this proposal is required to ratify the appointment of the independent registered public accounting firm.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE TO RATIFY THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND PROXIES SOLICITED BY OUR BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

CODE OF CONDUCT AND ETHICS

We have adopted a code of business conduct and ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. The text of the code of business conduct and ethics is posted on our website at www.hyperfine.io and will be made available to stockholders without charge, upon request, in writing to the Corporate Secretary at Hyperfine, Inc., 351 New Whitfield Street, Guilford, Connecticut 06437. Disclosure regarding any amendments to, or waivers from, provisions of the code of business conduct and ethics that apply to our directors, principal executive officer and principal financial officer will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting or the issuance of a press release of such amendments or waivers is then permitted by the rules of Nasdaq.

OTHER MATTERS

Our board of directors knows of no other business which will be presented to the annual meeting. If any other business is properly brought before the annual meeting, proxies will be voted in accordance with the judgment of the persons named therein.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

To be considered for inclusion in the proxy statement relating to our 2026 annual meeting of stockholders, we must receive stockholder proposals (other than for director nominations) no later than December 9, 2025. To be considered for presentation at the 2026 annual meeting of stockholders, although not included in the proxy statement, proposals (including director nominations that are not requested to be included in our proxy statement) must be received not earlier than January 19, 2026 and no later than February 18, 2026. In addition to satisfying the foregoing advance notice requirements, to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than our nominees must follow the requirements set forth in Rule 14a-19 as promulgated under the Exchange Act.

Proposals that are not received in a timely manner or in accordance with applicable law will not be voted on at the 2025 annual meeting of stockholders. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals should be marked for the attention of Corporate Secretary, Hyperfine, Inc., 351 New Whitfield Street, Guilford, Connecticut 06437.

Guilford, Connecticut

April 7, 2025

HYPERFINE, INC. 351 NEW WHITFIELD ST. GUILFORD, CONNECTICUT 06437, UNITED STATES

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/HYPR2025

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V68276-P29251         KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HYPERFINE, INC.
The Board of Directors recommends you vote FOR the following proposals:

1. Election of Directors
Nominees:	For	Against	Abstain
1a. R. Scott Huennekens	☐	☐	☐

1b. Maria Sainz	☐	☐	☐

1c. John Dahldorf	☐	☐	☐

1d. Ruth Fattori	☐	☐	☐

1e. Jonathan M. Rothberg, Ph.D.	☐	☐	☐

1f. Daniel J. Wolterman	☐	☐	☐
						For	Against	Abstain
2. To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.						☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice, Proxy Statement, Form of Proxy and Annual Report to Stockholders are available at www.proxyvote.com.

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V68277-P29251

HYPERFINE, INC.

Annual Meeting of Stockholders

Monday, May 19, 2025 at 10:00 a.m. Eastern Time

To be held via live audio webcast

This proxy is solicited by the Board of Directors

The undersigned appoints Maria Sainz and Brett Hale and each of them (the “Proxies”), as Proxies of the undersigned, with the full power of substitution, and authorizes each of them to represent and vote, as designated on the reverse hereof, all of the shares of Class A common stock and Class B common stock of Hyperfine, Inc., held of record by the undersigned at the close of business on March 26, 2025 at the Annual Meeting of Stockholders of Hyperfine, Inc. to be held on May 19, 2025, via live audio webcast at www.virtualshareholdermeeting.com/HYPR2025, or at any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or at any adjournment or postponement thereof.

Continued and to be signed on reverse side